As filed with the Securities and Exchange Commission on February 28, 2002
                                                                No. 333-
=============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                           General Motors Corporation
                   General Motors Nova Scotia Finance Company
             (Exact name of registrant as specified in its charter)

                Delaware                               38-0572515
   A Nova Scotia Unlimited Liability                   38-0572515
                Company                   (I.R.S. Employer Identification No.)
    (State or other jurisdiction of
     incorporation or organization)

         300 Renaissance Center                  1908 Colonel Sam Drive
      Detroit, Michigan 48265-3000               Oshawa, Ontario L1H8P7
             (313) 556-5000                          (905) 644-5000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------

Peter R. Bible, Chief Accounting Officer    Sharon Y. Pentz, Chief Executive
       General Motors Corporation                       Officer,
         300 Renaissance Center           Chief Financial Officer and Principal
      Detroit, Michigan 48265-3000                 Accounting Officer
             (313) 556-5000                General Motors Nova Scotia Finance
                                                         Company
                                                 1908 Colonel Sam Drive
                                                 Oshawa, Ontario L1H8P7
                                                     (905) 644-5000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ---------------

    Copies of all communications, including communications sent to agent for service, should be sent to:

  Martin I. Darvick, Esq.        Fraser MacFadyen      Francis, J. Morison, Esq.
General Motors Corporation  Stewart McKelvey Stirling    Davis Polk & Wardwell
  300 Renaissance Center             Scales               450 Lexington Avenue
     Detroit, Michigan         900-1959 Upper Water    New York, New York 10017
        48265-3000                    Street                (212) 450-4000
      (313) 556-5000        Halifax, Nova Scotia B3J2X2

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. X No. 333-75534
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __ ______________
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         CALCULATION OF REGISTRATION FEE

============================================================================
                                     Proposed Maximum
Title of Each Class of Securities   Aggregate Offering         Amount of
         to be Registered           Price (1)(2)(3)(4)     Registration Fee
----------------------------------------------------------------------------
Debt Securities of GM............      $625,000,000             $57,500
Preferred   Stock  (without   par
value) of GM.....................
Preference Stock (par value $0.10
per share) of GM.................
Common  Stock  (par  value $1-2/3
per share) of GM.................
Depositary Shares of GM (5)......
Warrants of GM...................
Units of GM......................
Debt Securities of GM Nova Scotia
Guarantees of Debt Securities of
GM Nova Scotia (6)...............
===============================================================================

(1) This Registration Statement also covers such indeterminate number of shares of Preferred Stock, Preference Stock and Common Stock of GM as shall be issuable or deliverable upon conversion of any Debt Securities, Preferred Stock or Preference Stock of GM registered hereby which are convertible into such Preferred Stock, Preference Stock or Common Stock.
(2) Or, if any Debt Securities of GM or GM Nova Scotia (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $625,000,000 at the time of initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price not in excess of $625,000,000 or (c) are issued with their principal amount payable at maturity to be determined with reference to currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $625,000,000.
(3) Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum offering price per unit will be determined from time to time by a Registrant in connection with, and at the time of, the issuance by such Registrant of the securities registered hereunder.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(5) Depositary shares representing Preferred Stock or Preference Stock of GM.
(6) No Proceeds will be received by GM for the Guarantees.

    The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

===============================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-75534) filed by General Motors Corporation and General Motors Nova Scotia Finance Company (the "Earlier Registration Statement") with the Securities and Exchange Commission (the "Commission") on December 20, 2001, which was declared effective by the Commission on January 2, 2002, including the exhibits thereto, are incorporated by reference into this Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Exhibits.

      Reference is made to the attached Exhibit Index.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Motors Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on February 28, 2002.

                                    GENERAL MOTORS CORPORATION

                                    By:               *
                                        --------------------------------------
                                       (John F. Smith, Jr.,
                                        Chairman of the Board of Directors)

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2002:

        Signatures                                 Capacity
        ----------                                 --------

           *                             Chairman of the Board of Directors
----------------------------
  (John F. Smith, Jr.)

           *                             President, Chief Executive Officer and
----------------------------             Director
 (G. Richard Wagoner, Jr.)

           *                             Vice Chairman and Chief Financial
----------------------------             Officer(1)
    (John M. Devine)

           *                             Vice President and Treasurer(1)
----------------------------
   (Eric A. Feldstein)

           *                             Controller(2)
----------------------------
   (Wallace W. Creek)

           *                             Assistant Controller and Chief
----------------------------             Accounting Officer (2)
    (Peter R. Bible)

           *                             Director
----------------------------
   (Percy N. Barnevik)

           *                             Director
----------------------------
     (John H. Bryan)

           *                             Director
----------------------------
   (Thomas E. Everhart)

           *                             Director
----------------------------
  (George M.C. Fisher)

           *                             Director
----------------------------
     (Nobuyuki Idei)

           *                             Director
----------------------------
     (Karen Katen)

                                         Director
----------------------------
     (Alan G. Lafley)

           *                             Director
----------------------------
 (J. Willard Marriott, Jr.)

           *                             Director
----------------------------
   (E. Stanley O'Neal)

           *                             Director
----------------------------
    (Eckhard Pfeiffer)

           *                             Director
----------------------------
    (Lloyd D. Ward)

 (1)  Denotes the Principal Financial Officers.
 (2)  Denotes the Principal Accounting Officers.



      *The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Power of Attorney executed by each of the above-named officers and directors of General Motors Corporation and previously filed with the Securities and Exchange Commission on behalf of such officers and directors as part of the Earlier Registration Statement.


      By:    /s/ Martin I. Darvick
-----------------------------------
                 Martin I. Darvick


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Motors Nova Scotia Finance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, on February 28, 2002.

      Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed on February 28, 2002 by the following persons in the capacities indicated.

        Signatures                                 Capacity
        ----------                                 --------

               *                         Chief Executive Officer,
----------------------------             Chief Financial Officer,
        (Sharon Y. Pentz)                Principal Accounting Officer
                                         and Director


     /s/ Neil J. Macdonald               Director
----------------------------
        (Neil J. Macdonald)


      *The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Power of Attorney executed by the above-named officer and director of General Motors Nova Scotia Finance Company and previously filed with the Securities and Exchange Commission on behalf of such officer and director as part of the Earlier Registration Statement.


      By:    /s/ Neil J. Macdonald
-----------------------------------
                 Neil J. Macdonald

                                  EXHIBIT INDEX

       Exhibit No.                Description
       -----------                -----------

           5.1        Opinion of Counsel.
          23.1        Consent of Counsel (included in Exhibit 5.1).
          23.2        Consent of Deloitte & Touche.
          24.1*       Powers of Attorney.

        * Incorporated by reference to the Earlier Registration Statement (File No. 333-75534)